UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2019

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35‑1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	EMMS	Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2019, a subsidiary of Emmis Communications Corporation (“Emmis” or the “Company”), entered into a Purchased Interest Agreement to sell its 50.1% ownership interest in Emmis Austin Radio Broadcasting Company, L.P. (the “Austin Partnership”) to our minority partner, Sinclair Telecable, Inc. for $39.3 million, subject to customary prorations and adjustments.  Closing of the transaction is subject to customary closing conditions, as well as the consent of the Federal Communications Commission (the “FCC”) of the transfer of control of the Austin Partnership’s FCC licenses.  The Purchased Interest Agreement contains customary representations, warranties, covenants and indemnities.

The foregoing description does not purport to be a complete statement of the terms and conditions of the transaction or the rights of the parties to the Purchased Interest Agreement, and is qualified in its entirety by reference to the text of the Purchased Interest Agreement, a copy of which is attached hereto as Exhibit 10.1.

Proceeds, net of transaction-related expenses and estimated tax liabilities, are expected to be approximately $28 million, and will be used to repay debt outstanding and for general corporate purposes.

Item 7.01Regulation FD Disclosure.

On June 10, 2019, Emmis issued a press release announcing the transaction described above. A copy of the press release is furnished herewith as Exhibit 99.1.

The following table summarizes certain operating results of the Austin Partnership for the years ended February 28, 2018 and 2019.

	For the year ended February 28,
	2018	2019
	(unaudited)	(unaudited)
Net revenues	$31,741	$31,149
Station operating expenses, excluding depreciation and amortization	20,421	20,701
Depreciation and amortization	550	504
Loss on disposal of assets	15	-
Operating income	10,755	9,944

The portion of the income attributable to our minority partners was $5.5 million and 5.0 million for the years ended February 28, 2018 and 2019, respectively.

Item 9.01Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
10.1	Purchased Interest Agreement, dated as of June 7, 2019, by and between Emmis Operating Company, and Sinclair Telecable, Inc.
99.1	Press Release dated June 10, 2019

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

• general economic and business conditions;

• fluctuations in the demand for advertising and demand for different types of advertising media;

• our ability to obtain additional capital or to service our outstanding debt;

• competition from new or different media and technologies;

• loss of key personnel;

• increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

• our ability to attract and secure programming, on-air talent, writers and photographers;

• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;

• fluctuations in the market price of publicly traded or other securities;

• inability to grow through suitable acquisitions or to consummate dispositions;

• new or changing technologies, including those that provide additional competition for our businesses;

• new or changing regulations of the Federal Communications Commission or other governmental agencies;

• war, terrorist acts or political instability; and

• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: June 10, 2019
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary